U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                                 Date of Report
                       (Date of earliest event reported):

                                 April 19, 2001
                           --------------------------


                               DELTA MUTUAL, INC.
                               ------------------
             (Exact name of registrant as specified in its Charter)

         Delaware                         000-30563             14-1818394
(State or other jurisdiction             (Commission           (IRS Employer
     of incorporation)                   File Number)        Identification No.)

    1730 Rhode Island Avenue, Suite 812
    Washington, DC                                                 20036
(Address of principal executive offices)                         (Zip Code)

        Registrant's telephone number, including area code: 202-408-1155

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                                    FORM 8-K

                               DELTA MUTUAL, INC.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

      On April 19, 2001, the three directors of the Company, James E. Platek, Bonnie J. Cunningham and Robert Franz resigned, and appointed Mr. Kenneth A. Martin as a director of the Company. Mr. Martin then appointed Mr. Sailor H. Mohler and Mr. Phillip Chung appointed as directors of the Company. As part of this transaction, Kelcon, Inc., a Delaware corporation of which Mr. Martin is the sole shareholder, acquired 450,000 shares of the Company's common stock from an existing shareholder of the Company.

      Mr. Kenneth A. Martin is an attorney and principal of the law firm of Martin & Adams, P.L.L.C. Born in Philadelphia, Pennsylvania in 1955, Mr. Martin is admitted to the bars of Pennsylvania, Massachusetts, the District of Columbia, the U.S. Courts of Appeals, Federal and District of Columbia Circuits, the U.S. District Court, District of Columbia; and the U.S. Federal Court of Claims. Mr. Martin's legal practice has focused on his representing commercial clients on various matters involving corporate law, public contract law, federal regulatory compliance, intellectual property, and commercial and criminal litigation. Mr. Martin graduated from Albright College in 1976, and graduated with honors from Suffolk University Law School in 1986. Prior to entering the practice of law in 1987, between 1980 and 1987, Mr. Martin served in the United States Air Force as a contracting specialist and contracting officer. Mr. Martin attained the rank of Captain. While in the Air Force Mr. Martin held a top secret security clearance and was responsible for the acquisition of highly sophisticated information technology and electronic systems on behalf of Department of Defense and Civilian agencies of the Federal Government.

      Mr. Sailor H. Mohler has over 20 years of research, development, testing, and engineering experience in a wide variety of areas related to advanced electronics systems. Mr. Mohler is the inventor on several patents related to blood pressure detection via spectral analysis of heart sounds, the Coronary Sonospectrographic Analyzer, and several non-medical patents related to polarized light, a Fabry-Perot Interferometer, and other classified patents developed for the U. S. Navy. Mr. Mohler has served as a Senior Scientist in the Electronic Warfare Department at SWL, Inc. and as a Senior Physicist in the Nuclear Weapons Security division at Vitro Labs, Inc. He also held the position of Senior Engineer/Scientist in the Submarine Sonar Systems division of Tracor, Inc. Mr. Mohler is the originator of numerous electronic devices and systems for a wide range of applications including spectral analysis for doppler weather radars, spectral analysis of the plasma sheath for ballistic missile warhead discrimination, a finite state space integration concept for shipboard sensors/weapons, and methods for remote sensing of the "Greenhouse Effect". Mr. Mohler has a Bachelor's degree in Physics and Math (1971), from the Virginia Polytecnic Institute, and has undergone one year of Doctoral Studies in Biomedical Engineering from the University of Virginia. Mr. Mohler has published numerous reports and articles for the U.S. Department of Defense and is a former Assistant Airborne CIC Officer in the U.S. Navy.


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

For his classified work on behalf of the U.S. Navy, Mr. Mohler held a top secret security clearance.

      Mr. Phillip Chung is an attorney and principal of the law firm of Chung & Press P.C., located in McLean, VA. Mr. Chung's legal practice focuses on commercial law and commercial litigation. Mr. Chung is a member of the Board of Directors of the George Washington University Law Alumni Association and a director and founding member of the Asian American Bar Association. Mr. Chung served as a member of the Diversity Task Force of the White House Conference on Small Business. Mr. Chung received his undergraduate degree from the University of Virginia, and his law degree from The George Washington University National Law Center. Mr. Chung is admitted to practice in the Commonwealth of Virginia as well as numerous federal courts.

      The following table sets forth information concerning the holdings of Common Stock (i) by each person who, as of the close of business on April 19, 2001, holds of record or is known by the Company to hold beneficially or of record, more than 5% of the Company's Common Stock, and (ii) by each director, and by all directors and executive officers as a group who hold Common Stock. All shares are owned beneficially and of record.

          NAME             SHARES OWNED BENEFICIALLY AND OF    PERCENT OF RECORD
                               (1)                                   CLASS

Kelcon, Inc.                            450,000                       80.8%
1730 Rhode Island Avenue
Suite 812
Washington, DC  20036

Kenneth A. Martin (2)                   450,000                       80.8%
1730 Rhode Island Avenue
Suite 812
Washington, DC  20036

All officers and directors
as a group (3 persons)                  450,000

(1) Based on 557,000 shares issued and outstanding as at the close of business on April 19, 2001. Beneficial ownership as reported in the table has been determined in accordance with applicable federal regulations and includes
      (a) shares of the Company's Common Stock as to which a person possess sole or shared voting and/or investment power and (b) shares of the Company's Common Stock which may be acquired within sixty days upon the exercise of outstanding stock options and warrants.

(2) Includes 450,000 shares owned of record by Kelcon, Inc., a Delaware corporation of which Mr. Martin is the sole shareholder.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf the undersigned hereunto duly authorized.

Dated: April 24, 2001

                        Delta Mutual, Inc.


                        By: /s/ Kenneth A. Martin
                            -----------------------------
                               Kenneth A. Martin,
                               President and Chief Executive Officer


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